Exhibit 99 (a)

AMERICAN GREETINGS REAFFIRMS FISCAL 2004 FULL-YEAR PROJECTIONS;
PROVIDES FIRST-QUARTER EARNINGS ESTIMATES

Sets date and time of first-quarter earnings release and conference call;
announces presentation at Goldman Sachs conference

CLEVELAND, Ohio (May 19, 2003) – American Greetings Corporation (NYSE: AM) today reaffirmed its previously announced earnings estimate of $1.60 to $1.65 per share (assuming dilution) for its fiscal year ending Feb. 29, 2004. As announced during the Corporation’s 2003 year-end earnings conference call, American Greetings expects stronger sales and net income in the second half of fiscal 2004 than in the first half. During the call, the Corporation discussed retail store changes, supply chain costs and benefits, and costs related to debt retirement as the primary factors affecting comparability.

In the first quarter, the Corporation expects the following factors to reduce its pretax income by approximately $30 million to $35 million versus the prior-year period:

•	The year-over-year effect of previously disclosed retail store losses and the reduction of shipments to improve sell-through;
•	The timing of costs and related benefits associated with the Corporation’s supply chain transformation initiative; and
•	Costs related to the Corporation’s April 15 early pay down of $118 million of term debt.

The Corporation also said it projects its earnings per share (assuming dilution) to be between 25 cents and 30 cents for its fiscal first quarter ending May 31, 2003. American Greetings reported earnings per share of 60 cents (assuming dilution) in the comparable prior-year period. Included in the prior period is a $12 million pretax gain on the sale of an equity investment. The Corporation anticipates providing earnings estimates for its second fiscal quarter at the time of its first-quarter earnings release (see below for additional details).

First-quarter earnings release and conference call
American Greetings will release its first-quarter results on Tuesday, June 24, 2003 and will broadcast its subsequent conference call live on the Internet at approximately 9:30 a.m. Eastern time the same day. The conference call will be accessible through the Investor Relations section of the American Greetings Web site at http://corporate.americangreetings.com. A replay of the call will be available on the site.

Goldman Sachs Global Consumer Products Conference
American Greetings will present at the Goldman Sachs Global Consumer Products Conference from 8:50 to 9:35 a.m. on Wednesday, May 21, 2003. The live presentation will be accessible on the Investor Relations section of the American Greetings Web site at http://corporate.americangreetings.com. A replay of the presentation will also be available on the site.

About American Greetings Corporation
American Greetings Corporation (NYSE: AM) is one of the world’s largest manufacturers of social expression products. Along with greeting cards, its product lines include gift wrap, party goods, reading glasses, candles, stationery, calendars, educational products, ornaments and electronic greetings. Located in Cleveland, Ohio, American Greetings generates annual net sales of approximately $2 billion. For more information on the Corporation, visit http://corporate.americangreetings.com.

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CONTACT:
David D. Poplar
Investor and Media Relations Manager
(216) 252-4864
david.poplar@amgreetings.com

The statements contained in this release that are not historical facts are forward-looking statements. Actual results may differ materially from those projected in the forward-looking statements. These forward-looking statements involve risks and uncertainties, including but not limited to: retail bankruptcies and consolidations, successful integration of acquisitions, successful transition of management, a weak retail environment, consumer acceptance of products as priced and marketed, the impact of technology on core product sales, competitive terms of sale offered to customers, successfully implementing supply chain improvements and achieving projected cost savings from those improvements, and the Corporation’s ability to comply with its debt covenants. Risks pertaining specifically to AmericanGreetings.com include the viability of online advertising and subscriptions as revenue generators and the public’s acceptance of online greetings and other social expression products.